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Exhibit 21.1

Subsidiaries of Triumph Group, Inc.

Triumph Brands, Inc.

Triumph Group Charitable Foundation

Triumph Group Acquisition Corp.

Triumph Group Acquisition Holdings, Inc.

The Triumph Group Operations, Inc.

CBA Acquisition LLC

Triumph Controls (Europe) SAS

Construction Brevetees d'Alfortville SAS

Triumph Aerospace Systems Group—UK LTD

Triumph Group Holdings—UK, Ltd.

Triumph Controls—UK, LTD

Triumph Actuation & Motion Control Systems—UK, LTD

Triumph Controls—Germany, GmbH

Mexmil China, LLC

HT Parts LLC

Kilroy Steel, Inc.

Kilroy Structural Steel Co.

Lamar Electro-Air Corp.

Airframe Spares & Logistics, LLC

Airframe Spares & Logistics, GmbH

Nu-Tech Brands, Inc.

Triumph Accessory Services—Grand Prairie, Inc.

Triumph Actuation Systems, LLC

Triumph Actuation Systems—Connecticut, LLC

Triumph Actuation Systems—Valencia, Inc.

Triumph Aerospace Systems Group, Inc.

Triumph Aerospace Systems—Wichita, Inc.

Triumph Aerospace Systems—Newport News, Inc.

Triumph Aftermarket Services Group, Inc.

Triumph Logistics—UK, Ltd.

Triumph Airborne Structures, Inc.

Triumph Aviations Inc.

Triumph Aviation Services Asia, Ltd.

Triumph Composite Systems, Inc.

Triumph Controls, LLC

Triumph Engineering Services, Inc.

Triumph Engineered Solutions, Inc.

Triumph Fabrications—Fort Worth, Inc.

Triumph Fabrications—Hot Springs, Inc.

Triumph Fabrications—Orangeburg, Inc.

Triumph Fabrications—San Diego, Inc.

Triumph Fabrications—St. Louis, Inc.

Triumph Gear Systems, Inc.

Triumph Gear Systems—Macomb, Inc.

Triumph Instruments, Inc.

Triumph Instruments—Burbank, Inc.

Triumph Interiors Limited

Triumph Interiors, LLC

Triumph Metals Company

Triumph Precision, Inc.

Triumph Precision Castings Co.

Triumph Processing, Inc.

Triumph Structures—East Texas, Inc.

Triumph Structures—Kansas City, Inc.

Triumph Structures—Long Island, LLC

Triumph Structures—Los Angeles, Inc.

Triumph Structures—Wichita, Inc.

Triumph Thermal Systems, Inc.

Triumph Turbine Services, Inc.

Triumph Investment Holdings, Inc.

Triumph Receivables, LLC

Spitfire Merger Corporation

Triumph Group Holdings—Mexico, LLC

Triumph Group Investments—Mexico, LLC

Triumph Group—Mexico, S. de R.L. de C.V.

Triumph Real Estate—Mexico, LLC

Triumph Group—Mexico Inmobilaria, S. De R.L. de C.V.

Triumph Insulation Systems, LLC

Triumph Insulation Systems Inc. GmbH

The Mexmil Holding Co. LLC

Placas Termodinamicas S.A. de C.V.

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  Exhibit 21.1